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                                                                      EXHIBIT 21
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                    METROTRANS CORPORATION AND SUBSIDIARIES
                             LIST OF SUBSIDIARIES
                               DECEMBER 31, 1997



                                                    State of
          Name of Subsidiary                      Incorporation
          ------------------                      -------------

             BUS PRO, Inc.                           Georgia